Exhibit 3.13

CERTIFICATE OF FORMATION

OF

NWQ HOLDlNGS, LLC

This Certificate of Formation of NWQ Holdings, LLC (the “Company”), dated as of January 18, 2006, is being duly executed and filed by Nicholas G. Demmo, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is,               NWQ Holdings, LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware, 19904, County of Kent.

THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is National Registered Agents, 160 Greentree Drive, Suite 101, Dover, Delaware, 19904, County of Kent.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Nicholas G. Demmo
Nicholas G. Demmo, Esq.
Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

Pursuant to Section 18-202 of the Delaware Limited Liability Company Act

FIRST:                                                        The name of the limited liability company is NWQ Holdings, LLC.

SECOND:                                         The Certificate of Formation of the limited liability company was filed on January 18,2006.

THIRD:                                                   The Certificate of Formation of the limited liability company is hereby amended as follows:

Article First of the Certificate of Formation is amended in its entirety to read as follows:

“FIRST:	The name of the limited liability company formed hereby is NWQ/Tradewinds Holdings, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 16th day of December, 2010.

By:	/s/ Larry W. Martin
Name:	Larry W. Martin
Title:	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: NWQ/Tradewinds Holdings, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of of the limited liability company stated above is amended to:

Nuveen Affiliates Holdings, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 29th day of June, A.D. 2011.

By:	/s/ Larry Martin
Authorized Person(s)

Name:	Larry Martin
Print or Type

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

Pursuant to Section 18-202 of the Delaware Limited Liability Company Act

1.                                      The name of the limited liability company is Nuveen Affiliates Holdings, LLC.

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

Article First of the Certificate of Formation is amended and restated in its entirety to read as follows:

“FIRST. The name of the limited liability company formed hereby is Nuveen Tradewinds Holdings, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 14th day of May, 2012.

By:	/s/ Lucas A. Satre
Name:	Lucas A. Satre
Title:	Authorized Person